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                                Filed Under Rule 424(b)(2)
                                Registration File No. 333-19263

PRICING SUPPLEMENT NO. 7
Dated November 12, 1997 to
Prospectus dated January 6, 1997.

               BALTIMORE GAS AND ELECTRIC COMPANY

                   Medium-Term Notes, Series E



      This Pricing Supplement describes our sale of Notes through Lehman Brothers, as agent.


Principal
Amount:                           $15,000,000

Interest
Rate:                                   6.65%

Original
Issue Date:                          11/14/97

Stated
Maturity:                          11/14/2008

Price
to Public:                        $15,000,000

Agent's
Commission:                           $90,000

Net Proceeds
to Company:                       $14,910,000

CUSIP                             05916M AG 8


      We  registered a total of $200,000,000 worth of Notes.   So
far,  we  have  issued $161,500,000, including these $15,000,000.
We still have $38,500,000 worth of Notes available to issue.